UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2007

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01.	Other Events.

On April 4, 2007, Heartland Oil and Gas Corp. agreed with its lenders, SDS Capital Group SPC, Ltd. and BayStar Capital II, L.P. (collectively, the “Lenders”) to extend the maturity date of all promissory notes issued by Heartland to the Lenders to April 16, 2007.

Heartland and the Lenders continue to review strategic alternatives in connection with the maturity of these loans, but have not reached definitive agreement on any transaction. Heartland reiterates that based on the strategic alternatives currently being considered by Heartland and the Lenders, only the Lenders would receive an immediate return of investment and the holders of Heartland’s common stock would not receive an immediate return of investment, if any.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp. (registrant)

Date	April 4, 2007	By	/s/ Philip S. Winner
Philip S. Winner
Chief Executive Officer

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